Exhibit 10.9
SUBORDINATED PROMISSORY NOTE

$	Dallas, Texas	April 13, 2007
     FOR VALUE RECEIVED, the undersigned, Channel Refining Corporation, a Texas corporation (the “Borrower”), promises to pay to the order of                      (together with any subsequent holder of this Note, the “Lender”), at his office located at                                         , or at such other address as the Lender may from time to time designate in writing, the principal sum of                                          Dollars ($                    ), with interest on the unpaid balance thereof from the date of advancement as hereinafter provided.
     The outstanding principal balance of this Note from time to time outstanding shall bear interest at the per annum rate equal to five percent (5.0%), provided that in no event shall such interest rate exceed the maximum interest rate permitted under applicable law. All past due principal and/or interest or installments thereof shall bear interest at the highest rate for which the undersigned may legally contract under applicable law. Interest shall be calculated on the basis of actual days elapsed (including the first day but excluding the last) and a year of 365 or 366 days, as appropriate.
     All accrued but unpaid interest on the outstanding principal balance of this Note shall be due and payable quarterly in arrears beginning on the last business day of the calendar quarter ending June 30, 2007, and continuing on the last business day of each calendar quarter thereafter through March 31, 2014 (the “Maturity Date”). Beginning on the last business day of the calendar quarter ending June 30, 2009, the principal on this Note shall be due and payable quarterly in equal amounts in an amount sufficient to amortize the principal amount outstanding under this Note over the period beginning on such date and ending on the Maturity Date, such principal payments continuing on the last business day of each calendar quarter thereafter through the Maturity Date. All remaining unpaid principal of and accrued interest on this Note shall be due and payable in full on the Maturity Date.
     To the extent and in the manner provided herein, the Borrower covenants and agrees, and the Lender by accepting this Note agrees, as follows:
     (a) During any Subordination Period, this Note and the payment and enforcement hereof are expressly and in all respects, subordinate and junior and inferior to the Senior Indebtedness and the payment and enforcement thereof in accordance with the terms hereof. As used herein, (i) “Subordination Period” means any period, from time to time, (A) beginning on the date on which Senior Indebtedness is incurred and (B) ending on the date on which all Senior Indebtedness has been paid in cash and satisfied in full and the lenders of such Senior Indebtedness have no outstanding commitment (whether or not conditioned on the satisfaction of any condition precedent) to lend money or otherwise extend credit to the Borrower and (ii) “Senior Indebtedness” of the Borrower means any and all obligations of the Borrower (whether outstanding on the date hereof or hereafter incurred) with respect to funded indebtedness incurred solely to fund the business of the Borrrower unless such obligations are contractually subordinate or junior in right of payment of principal, premium and interest to this Note.
     (b) During any Subordination Period, upon any payment or distribution of the assets of the Borrower upon a total or partial liquidation, dissolution or winding up of the Borrower or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Borrower or its property (each such event, if any, herein sometimes referred to as a “Proceeding”):
     (i) holders of Senior Indebtedness of the Borrower, if any, shall be entitled to receive payment in full in cash of such Senior Indebtedness before the Lender is entitled to receive any payment of principal of, or premium, if any, or interest on this Note; and
     (ii) until the Senior Indebtedness of the Borrower (and all debt securities issued in replacement of or exchange for such Senior Indebtedness) is paid in full in cash, any distribution made by or on behalf of the Borrower to which the Lender would be entitled but for this paragraph shall be made to holders of Senior Indebtedness of the Borrower as their interests may appear.
For purposes of this paragraph “paid in full” or “payment in full”, as used with respect to Senior Indebtedness of the Borrower, means the receipt of cash in indefeasible payment of the principal amount of such Senior Indebtedness and premium, if any, on and interest thereon (including any interest thereon accruing after the commencement of any Proceeding) to the date of such payment.
     (c) During any Subordination Period, the Lender shall not accept, receive or collect (by set-off or other manner) any payment or distribution on account of, or ask for, demand or accelerate, directly or indirectly, this Note, and the Borrower shall not make any such payment; except that so long as (i) no “event of default” has occurred and is continuing under such Senior Indebtedness with respect to which the holder of such Senior Indebtedness has accelerated such claim and is in good faith pursuing remedies, and (ii) no such “default” or “event of default” under such Senior Indebtedness will occur as a result of such payment, the Borrower may make, in accordance with the terms of this Note, and the Lender shall be entitled to accept, scheduled payments of principal and interest to the Lender. If, due to the provisions of the preceding sentence, the Borrower is precluded from making any such scheduled payment, the provisions of the penultimate sentence of the second paragraph of this Note shall not apply for so long as (but only for so long as) the Borrower is so precluded.
     (d) If a payment or distribution is made to the Lender that because of this paragraph should not have been made to the Lender, the Lender shall hold it in trust for holders of Senior Indebtedness of the Borrower and pay it over to them as their interests may appear.
     (e) During any Subordination Period, the Lender shall not accelerate or collect or attempt to collect any part of this Note – whether through the commencement or joinder of an action or proceeding (judicial or otherwise) or a Proceeding, the enforcement of any rights against any property of the Borrower (including any such enforcement by foreclosure, repossession or sequestration proceedings), or otherwise – without the prior written consent of the holders of the Senior Indebtedness.
     (f) No payment or distribution to the holders of Senior Indebtedness pursuant to the provisions of this Note shall entitle the Lender to exercise any rights of subrogation in respect thereof during any Subordination Period, and during such time the Lender shall not have any right of subrogation to such holders of Senior Indebtedness on account of this Note. After any Senior Indebtedness has been paid in full, and provided that no payments received by the holders of Senior Indebtedness are voidable or must otherwise be returned, the Lender shall be subrogated to the rights of such holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Lender have been applied to the payment of the Senior Indebtedness.
     (g) During any Subordination Period, this Note may not be amended without the prior written consent of the holders of the Senior Indebtedness, if any then exist.
     (h) During any Subordination Period, if the Borrower grants liens to the holders of any Senior Indebtedness to secure such Senior Indebtedness, the Borrower will execute and deliver to Lender documents sufficient to grant to Lender a lien in the personal property of the Borrower, which lien shall be subject, subordinate and inferior to any and all liens, charges, security interests, pledges, assignments and other encumbrances from time to time securing the Senior Obligations.
     The Borrower shall have the right to prepay, without premium or penalty, at any time and from time to time prior to the Maturity Date, all or any part of the unpaid principal balance of this Note and/or all or any part of the unpaid interest accrued to the date of such prepayment, provided that any such principal thus paid is accompanied by accrued interest on such principal. Upon any such partial prepayment of principal, the installments of principal payable hereunder shall be reduced by reamortizing the remaining unpaid principal balance over the remaining term of this Note.
     The Borrower may not borrow, repay and reborrow hereunder. All payments of the indebtedness evidenced by this Note shall be applied first to any accrued but unpaid interest then due and payable and then to the outstanding principal balance. All payments and prepayments of principal of or interest on this Note shall be made in lawful money of the United States of America in immediately available funds, at the address of the Lender indicated above, or such other place as the Lender shall designate in writing to the Borrower. If any payment of principal of or interest on this Note becomes due on a day that is not a business day, then that payment shall be made on the next succeeding business day (and any such extension of time shall be included in computing interest in connection with that payment).
     Upon the occurrence and continuance of a default under this Note, which default continues for five business days after written notice thereof from the Lender, the Lender may, by written notice to the Borrower, declare the entire outstanding principal balance of and accrued but unpaid interest on this Note at once due and payable.
     The failure to exercise the option to accelerate the maturity of this Note or any other right, remedy, or recourse available to the Lender while a default exists is not a waiver of the right of the Lender to exercise the same at that time or at any subsequent time with respect to that or any other default. The rights, remedies, and recourses of the Lender as provided in this Note shall be cumulative and concurrent and may be pursued separately, successively, or together as often as occasion arises, at the sole discretion of the Lender.
     It is the intent of the Borrower and the holder of this Note to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such parties stipulate and agree that none of the terms and provisions contained in this Note shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable Law from time to time in effect. As used in this paragraph the term “applicable Law” means the laws of the State of Texas or the laws of the United States of America, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future. If applicable law provides for a ceiling under Chapter 303 of the Texas Finance Code, the “weekly ceiling” as defined therein, shall be the indicated rate ceiling.
     If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, the Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys’ fees and collection costs to the Lender in addition to the principal and interest payable hereunder.
     The Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.
     This Note and the rights and duties of the parties hereunder shall be governed for all purposes by the laws of the State of Texas and the laws of the United States applicable to transactions within such state.
     This Note represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be properly executed on the date first above written, and has authorized this Note to be dated as of the day and year first above written.

CHANNEL REFINING CORPORATION
By:
Name:
	Title:	Chief Executive Officer